Filed pursuant to Rule 424(b)(3)
Registration No. 333-195292

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

SUPPLEMENT NO. 4, DATED FEBRUARY 11, 2015, TO PROSPECTUS DATED JULY 16, 2014

This prospectus supplement, dated February 11, 2015 (“Supplement No. 4”) is part of the prospectus of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company,” “we,” “us” or “our”), dated July 16, 2014 (the “Prospectus”), as supplemented by Supplement No. 3, dated December 18, 2014 (“Supplement No. 3”). This Supplement No. 4 supplements, modifies or supersedes certain information contained in the Prospectus and Supplement No. 3 and must be read in conjunction with the Prospectus and Supplement No. 3. This Supplement No. 4 forms a part of, and must be accompanied by, the Prospectus and Supplement No. 3.

The primary purposes of this Supplement No. 4 are to:

1.	provide an update on the status of our initial public offering;
2.	disclose the declaration of distributions;
3.	add disclosure relating to our initial property investment; and
4.	update and attach as Annex A to this Supplement No. 4 our form of subscription agreement.

Status of the Offering

We commenced our best efforts initial public offering of up to 30.0 million shares of our common stock, par value $0.01 per share, or Common Shares, (excluding Common Shares to be issued under the distribution reinvestment program, or DRIP) on July 16, 2014. On December 11, 2014, we sold $2.0 million in Common Shares at a purchase price of $9.00 per Common Share to an entity 100% owned by David Lichtenstein, who also owns a majority interest in our sponsor, The Lightstone Group, LLC. As of such date, having raised approximately $2.3 million in Common Shares, we met our minimum offering requirements and broke escrow in all states except New York, Tennessee and Pennsylvania.

On January 6, 2015, having raised more than $2.5 million from the sale of our Common Shares, we met our minimum offering requirements and broke escrow in New York.

Subscriptions from residents of Tennessee and Pennsylvania will be held in escrow until we have received subscriptions for at least $20.0 million and $75.0 million, respectively, in aggregate gross proceeds from all investors pursuant to our initial public offering.

We will offer Common Shares until July 15, 2016, unless our initial public offering is extended in accordance with the Prospectus; provided, that the offering will be terminated if all 30.0 million Common Shares are sold before such date (subject to our right to reallocate Common Shares offered pursuant to our DRIP for sale in our primary offering).

Declaration of Distributions

On January 14, 2015, our board of directors (the “Board of Directors”) authorized and we declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00164383 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. The distribution will begin to accrue on December 11, 2014 (date of breaking escrow) through February 28, 2015 (the end of the month following our initial property acquisition) and on a monthly basis thereafter. The first distribution will be payable on March 15, 2015 and by the 15th day following each month end to stockholders of record at the close of business each day during the prior month. The stockholders have an option to elect the receipt of Common Shares under our distribution reinvestment program.

There can be no assurance that any such distribution will be paid to stockholders.

The amount of distributions payable to our stockholders is determined by the Board of Directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Board of Directors may reduce the amount of distributions paid or suspend distribution payments at any time.

Prior to the acquisition of a hotel on february 4, 2015 (as disclosed in this Supplement No. 4 under the heading “PROSPECTUS UPDATES”), we had no operating properties and no historical operating cash flows. Additionally, our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from our initial public offering, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of the Common Shares.

PROSPECTUS UPDATES

Description of Real Estate Investments

The following disclosure is added as a new section immediately prior to “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” on page 127 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

Specific Investments

Acquisition of a Hampton Inn Located in Des Moines, Indiana

On October 13, 2014, our sponsor, through an affiliate, entered into a purchase and sale agreement to acquire a 120-room select service hotel located in Des Moines, Indiana, which we refer to as the Hampton Inn — Des Moines, from an unrelated third party. On January 14, 2015, our board of directors approved our subsequent acquisition of the Hampton Inn — Des Moines.

On February 4, 2015, we, through LVP HMI Des Moines LLC, or LVP HMI, a subsidiary of our operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement, or the Assignment, with Lightstone Acquisitions V LLC, or the Assignor, an affiliate of our sponsor. Under the terms of the Assignment, LVP HMI was assigned the rights and assumed the obligations of the Assignor with respect to that certain Purchase and Sale Agreement, or the Purchase Agreement, dated October 13, 2014, made between the Assignor as the purchaser and OCI Properties III, LLC as the seller, as amended, whereby the Assignor contracted to purchase the Hampton Inn — Des Moines, which operates as a Hampton Inn pursuant to an existing franchise agreement with Hampton Inn Franchise, LLC, or Hampton Inn.

On February 4, 2015, we, through LVP HMI, completed the acquisition of the Hampton Inn — Des Moines from the seller, an unrelated third party, for approximately $10.9 million, excluding closing costs. The acquisition was funded with approximately $2.7 million of offering proceeds and approximately $8.2 million of proceeds from a $10.0 million Revolving Promissory Note, or the Revolving Promissory Note, from the operating partnership of Lightstone II. In connection with the acquisition, our advisor received an acquisition fee equal to 1.0% of the purchase price of $10.9 million, or approximately $109,000.

The Revolving Promissory Note was entered into on February 4, 2015, has a term of one year, bears interest at a floating rate of three-month Libor plus 6.0% and requires quarterly interest payments through its stated maturity, with the entire unpaid balance due upon maturity. We paid an origination fee of $100,000 to Lightstone II in connection with the Revolving Promissory Note and pledged our ownership interest in LVP HMI as collateral for the Revolving Promissory Note.

We established a TRS, LVP HMI Corp, or LVP HMI TRS, which has entered into an operating lease agreement for the Hampton Inn — Des Moines. LVP HMI TRS also entered into a management agreement with an unrelated third party for the management of the Hampton Inn — Des Moines commencing on February 4, 2015 and a 20-year franchise agreement, or the Franchise Agreement with Hampton Inn, pursuant to which the Hampton Inn — Des Moines will continue to operate as a “Hampton Inn,” commencing on February 4, 2015. The Franchise Agreement requires the completion of certain renovations and improvements to the Hampton Inn — Des Moines at an estimated cost of $2.8 million pursuant to a property improvement plan, or the PIP. The cost of the PIP will be funded with offering proceeds or the proceeds from the Revolving Promissory Note.

The capitalization rate for the acquisition of the Hampton Inn — Des Moines is approximately 11.3%. We calculate the capitalization rate for a real property by dividing net operating income of the property by the purchase price of the property, excluding costs. For purposes of this calculation, net operating income is based upon the twelve-month period ended July 31, 2014. Additionally, net operating income is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

The average occupancy rate, the average daily rate, or ADR and the revenue per available room, or RevPAR are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Nine months ended September 30, 2014	75.5%	$116.63	$88.07
Year ended December 31, 2013	71.6%	$109.93	$78.76
Year ended December 31, 2012	75.0%	$100.75	$75.55
Year ended December 31, 2011	63.3%	$97.44	$61.70
Year ended December 31, 2010	64.7%	$94.00	$60.78
Year ended December 31, 2009	64.3%	$88.75	$57.07

Depreciation is taken on the property. To the extent that property is acquired for cash, the initial basis in such property for U.S. federal income tax purposes generally is equal to the purchase price paid. We generally depreciate such depreciable property for U.S. federal income tax purposes on a straight-line basis using an estimated useful life of 39 years.

The basis of the property for U.S. federal income tax purposes generally approximates its net book value in accordance with GAAP.

Realty taxes paid and/or accrued for the nine months ended September 30, 2014 were approximately $0.1 million, at an annual rate of 4.6%. We believe that the tax rate will not change materially after completion of the PIP.

We believe the Hampton Inn — Des Moines is well located, is adequately insured, has acceptable roadway access and is well maintained. The Hampton Inn — Des Moines is subject to competition from similar properties within its market areas, and its economic performance could be affected by changes in local economic conditions.”

ANNEX A

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.
SUBSCRIPTION AGREEMENT

These properties are currently owned by Lightstone Value Plus REIT II, Inc.. Lightstone Value Plus REIT III, Inc. ("REIT III") does not, and is not expected to, hold an interest in them. These properties are representative of the types of properties REIT III intends to invest in.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

LIGHTSTONE
Value Plus REIT III

SUBSCRIPTION AGREEMENT

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: "Lightstone Value Plus REIT III Inc."

Mail completed documents to:

Regular Mail
Lightstone Group REIT
c/o DST
P.O. Box 219002
Kansas City, MO 64121-9002

Overnight
Lightstone
c/o DST
430 W. 7th Street
Kansas City, MO 64105

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or The Lightstone Group, LLC at (888) 808-7348.

Instructions to Subscribers

Section 1: Indicate investment amount. **Make all checks payable to "Lightstone Value Plus REIT III Inc."**
For PA and TN residents, Make all checks payable to "UMB Bank, N.A., Escrow Agent for Lightstone III."

Payments may be wired to:
(send the original subscription agreement to the address above)

United Missouri Bank, NA
4920 Main Street
Kansas City, MO 64112
ABA# 101000695

Account name:
Lightstone REIT
430 W. 7th St.
Kansas City, MO 64105
Account #: 9871976378

Further Credit To: (client name and acct#)

If it is not an additional purchase, (and no account number has been assigned) the name of the investor (and BIN if a custodial account) should be referenced on the wire. The completed subscription agreement should state that the funds were sent by wire.

Section 2: Choose type of ownership

Non-Custodial Ownership

-Accounts with more than one owner must have **ALL PARTIES SIGN** where indicated on page 3.

-Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts - Please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

Existing IRA Accounts and other Custodial Accounts

- Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution (also, to be included).

Section 3: All names addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

1. YOUR INITIAL INVESTMENT **Make all checks payable to "LightstoneValuePlusREIT III Inc."**

For PA and TN residents, Make all checks payable to "UMB Bank, N.A., Escrow Agent for Lightstone III."

Investment Amount $	Brokerage Account Number
The minimum initial investment is 100 Common Shares ($1,000)	(If applicable)

NOTE: RESIDENTS OF CERTAIN STATES MUST MAKE GREATER MINIMUM INVESTMENTS (SEE THE SPECIAL SUITABILITY STANDARDS AT THE END OF THIS DOCUMENT)

Cash, cashier's checks/official bank checks in bearer form, foreign checks, money orders, third-party checks, or traveler's checks will not be accepted.

___ I/WE AM/ARE EXECUTIVE OFFICERS OR DIRECTORS OF LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC., OFFICERS OR EMPLOYEES OF LIGHTSTONE VALUE PLUS REIT III LLC OR THEIR FAMILY MEMBERS (INCLUDING SPOUSES, PARENTS, GRANDPARENTS, CHILDREN AND SIBLINGS) OR OTHER AFFILIATES, INDIVIDUALS WHO HAVE HAD LONGSTANDING BUSINESS OR PERSONAL RELATIONSHIPS WITH THE EXECUTIVE OFFICERS OR DIRECTORS OF LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. OR INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

I/WE AM/ARE BROKER-DEALERS PARTICIPATING IN THE OFFERING, REGISTERED REPRESENTATIVES OF SUCH BROKER-DEALERS, OR MEMBERS OF THEIR IMMEDIATE FAMILIES.*

CHECK HERE IF ADDITIONAL PURCHASE.

CHECK HERE IF VOLUME DISCOUNTS APPLY.

* Orchard Securities, LLC is not permitted to subscribe for Common Shares.

2. FORM OF OWNERSHIP *(Select only one)*

Non-Custodial Ownership

____**Individual**

____**Joint Tenant** *(Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)*

____**Tenants in Common**

____**TOD** – *Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.lightstonecapitalmarkets.com)*

____**Uniform Gift/Transfer to Minors (UGMA/UTMA)**

Under the **UGMA/UTMA** of the State of ____________

____**Pension Plan or other "benefit plan investor" (as defined in Section 3(42) of ERISA)**

____**Trust**

____**Corporation or Partnership**

____**Insurance Company Separate of General Account**

____**Other** ______________________

Custodial Ownership

Third Party-Administered Custodial Plan
(new IRA accounts will require an additional application)

☐ **IRA** ☐ **ROTH/IRA** ☐ **SEP/IRA** ☐ **SIMPLE** ☐ **OTHER**

Name of Custodian______________________

Mailing Address______________________

City State Zip______________________

Custodian Information ***(To be completed by Custodian above)***

Custodian Tax ID #______________________

Custodian Account #______________________

Custodian Phone______________________

3. INVESTOR INFORMATION Please print name(s) in which Common Shares are to be registered.

A. Individual/Trustee/Beneficial Owner of Qualified Account/Guardian

First Name:______________________ Middle:______________________

Last Name:______________________ **Tax ID or SS#**______________________

Street Address:______________________ City:______________________ State:________ Zip________

Date of Birth: (mm/dd/yyyy)_____/_____/__________ If Non-U.S. Citizen, specify Country of Citizenship: ______________________

Daytime Phone #: ______________________ U. S. Drivers License Number (if available)______________________ State of Issue:________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B. Joint Owner/Co-Trustee/Minor

First Name:______________________ Middle:______________________

Last Name:______________________ **Tax ID or SS#**______________________

Street Address:______________________ City:______________________ State:________ Zip________

Date of Birth: (mm/dd/yyyy)______/______/__________ If Non-U.S. Citizen, specify Country of Citizenship:______________________

Daytime Phone #:______________________

C. Residential Street Address *(This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)*

Street Address:______________________

City:______________________ State:________ Zip________

D. Trust/Corporation/Partnership/Other *(Trustee'(s) information must be provided in sections 3A and 3B)*

Date of Trust______/______/__________

Entity Name/Title of Trust:______________________ Tax ID Number:______________________

E. Government ID *(Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of birth: ______________________ ______________________ ______________________

City State/Providence Country

Immigration Status ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident ☐

Check which type of document you are providing:

☐ U.S. Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa ☐ Employment Authorization Document

☐ Passport without U.S. Visa Bank Name required:______________________ Account No. required:______________________

☐ Foreign national identity documents Bank address required:______________________ Phone No. required:______________________

Documents number and country of issuance Number for the document checked above:______________________

F. Employer:______________________ **Retired:** ☐

G. Electronic Delivery Election

☐ I consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address is required. Please carefully review the representations below before consenting to receive documents electronically. By signing below and consenting to receive documents electronically you are agreeing to these representations.

E-mail Address (*Required*) Investor Signature Date

Co-Investor Signature Date

By signing and consenting to receive documents electronically, you represent the following:

A. I acknowledge that access to both Internet, e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

B. I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

C. I acknowledge that I may receive at no cost from Lightstone Value Plus REIT III a paper copy of any documents delivered electronically by calling my financial advisor.

D. I understand that if the e-mail notification is returned to Lightstone Value Plus REIT III as "undeliverable," a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if Lightstone Value Plus REIT III is unable to obtain a valid e-mail address for me, Lightstone Value Plus REIT III will resume sending a paper copy of its filings by U.S. mail to my address of record.

E. I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my financial advisor.

4. DISTRIBUTIONS *(Select only one)*

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions

IRA accounts may not direct distributions without the custodian's approval.

I hereby subscribe for Common Shares of Lightstone Value Plus REIT III and elect the distribution option indicated below (if no option is indicated, option "B" will take effect):

A. ☐ **Reinvest/Distribution Reinvestment Program** (see the final prospectus for details)
B. ☐ **Mail Check** to the address of record
C. ☐ **Credit Distribution to my IRA or Other Custodian Account**
D. ☐ **Mail Check** to third party listed below
E. ☐ **Cash/Direct Deposit.** *Please attach a pre-printed voided check (Non-Custodian Investors only).* I authorize Lightstone Value Plus REIT III or its agent to deposit my distributions to my checking or savings account. This authority will remain in force until I notify Lightstone Value Plus REIT III in writing to cancel it. In the event that Lightstone Value Plus REIT III deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:____________________

Mailing Address:__________ City__________ State_____ Zip:_____

Account Number:__________ Your Bank's ABA/Routing Nbr:__________

Your Bank's Account Number:__________ Checking Acct: _____ Savings Acct:_____

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK
*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature__________ Signature__________

5. BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor's legal residence.

Broker-Dealer/RIA Firm	Financial Advisor Name/RIA	
Advisor Mailing Address		
City	State	Zip code
Advisor No. Branch No.	Telephone No.	
Email Address	Fax No.	
Broker-Dealer/RIA Firm CRD Number	Financial Advisor/RIA CRD Number	

☐ **AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):** All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in). **I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.**

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm's existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature:__________ Date__________

Branch Manager Signature:__________ Date__________

CERTAIN STATES HAVE IMPOSED SPECIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

California

Owner	**Co-Owner**	(f) In addition to the general suitability requirements described above, my/our maximum investment in Common Shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).

Alabama

Owner	**Co-Owner**	(g) In addition to the general suitability requirements described above, I/we represent that I/we have a liquid net worth of at least 10 times the amount of my/our investment in this real estate investment program and its affiliates.

Kentucky

Owner	**Co-Owner**	(h) I/we have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of my/our liquid net worth.

Oregon, Pennsylvania and Washington

Owner	**Co-Owner**	(i) I/we have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. My/our maximum investment in the issuer and its affiliates cannot exceed 10% of my/our net worth.

Massachusetts

Owner	**Co-Owner**	(j) I/we will not invest more than 10% of my/our liquid net worth in this program and in other illiquid direct participation programs.

Michigan

Owner	**Co-Owner**	(k) The maximum investment is 10% of my/our net worth.

New Jersey

Owner	**Co-Owner**	(l) I/we have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my/our investment in the issuer, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my/our liquid net worth.

New York

Owner Co-Owner

(m) I/we represent I/we acknowledge that: Common Shares will only be sold to each investor who initially purchases a minimum of 250 Common Shares for a total purchase price of $2,500. However, a minimum of 100 Common Shares for a total purchase price of $1,000 shall apply to a purchase by an individual retirement account. Subsequent transfers of such interest shall be in units of not less than $2,500, except for transfers by an individual retirement account, transfers by gift, inheritance, intrafamily transfers, transfers subsequent to the preceding, and transfers to affiliates. The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. New York proceeds will not be released from escrow until subscriptions for an aggregate of 250,000 Common Shares have been received.

Ohio and New Mexico

Owner Co-Owner

(n) I/we represent that our aggregate investment in Common Shares, shares of Lightstone Value Plus REIT III's affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Nebraska

Owner Co-Owner

(o) I/we have either (a) a minimum net worth of $100,000 and minimum annual income of $70,000 or (b) a minimum net worth of $350,000. My/our maximum investment in the issuer, its affiliates and other similar programs does not exceed 10% of my/our net worth.

Maine

Owner Co-Owner

(p) I/we acknowledge the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

Owner Co-Owner

(q) I/we represent that I/we have a net worth of at least ten times of my/our investment in Common Shares and that I/we meet one of the general suitability standards described above.

Tennessee

Owner Co-Owner

(r) In addition to the general suitability requirements described above, my/our maximum investment in Common Shares and Lightstone Value Plus REIT III's affiliates shall not exceed 10% of my/our net worth.

Kansas

Owner Co-Owner

(s) I/we acknowledge in addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Common Shares and securities of other non-traded real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

________ **Owner**	________ **Co-Owner**	(t) In addition to the general suitability requirements described above, no more than ten percent (10%) of my/our liquid net worth shall be invested in the securities registered by Lightstone Value Plus REIT III for this offering with the Securities Division.

Iowa

________ **Owner**	________ **Co-Owner**	(u) In addition to the general suitability requirements described above, I/we have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my/our total investment in the issuer or any of its affiliates, and any other similar real estate investment program, does not exceed 10% of my/our liquid net worth. "Liquid net worth" for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Because the minimum offering of our Common Shares is less than $150.0 million, Pennsylvania and New York investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $75.0 million and the minimum aggregate closing amount for New York investors is $2.5 million.

Because the minimum offering of our Common Shares is less than $20.0 million, Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Tennessee investors is $20.0 million.

Owner Signature:______________________________ Date__________

Co-Owner Signature:______________________________ Date__________

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee)______________________________ Date:__________

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF COMMON SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, "LIGHTSTONE" REFERS TO LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

7. IRS FORMS W-9 and W-8:

To prevent backup withholding on any payment made to a stockholder that is a U.S. person (as defined in the instruction provided with the IRS Form W-9 below) with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current taxpayer identification number, or TIN (or the TIN of any other payee), and certain other information by completing the IRS Form W-9 below, certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) the stockholder is a U.S. person, (iii) the stockholder is not subject to backup withholding because (a) the stockholder is exempt from backup withholding, (b) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified the stockholder that the stockholder is no longer subject to backup withholding and (iv) the FATCA code(s) entered on the IRS Form W-9 (if any) indicating that the stockholder is exempt from FATCA reporting is correct. If the investor does not include a TIN on the IRS Form W-9 and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. **See the instructions provided with the Form W-9 on how to complete the Form W-9. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.**

Stockholders that are not U.S. persons (as defined in the instructions provided with the IRS Form W-9 below) should provide the applicable properly completed and executed IRS Form W-8, which can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any) ________
Exemption from FATCA reporting code (if any) ________
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Form W-9 (Rev. 12-2014) Page **4**

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.